FOR IMMEDIATE RELEASE

Contact: Eric M. Slomer, FHLBank Pittsburgh, 412-288-7694, eric.slomer@fhlb-pgh.com

FHLBank Pittsburgh Announces First Quarter 2026 Operating Highlights

PITTSBURGH, April 23, 2026 – The Federal Home Loan Bank of Pittsburgh (FHLBank) announced today unaudited financial results for the first quarter of 2026.

Financial Highlights:
▪Net income of $89.5 million
▪Net interest income of $133.2 million
▪Declared a dividend on activity stock at 9.5% annualized
▪Declared a dividend on membership stock at 4.85% annualized

Credit Product Balances:
▪Advances at $46.5 billion
▪Mortgage loans held for portfolio, net at $5.3 billion
▪Standby letters of credit at $26.3 billion

Community Product Assessment and Contributions:
▪Statutory Affordable Housing Program (AHP) assessment of $10.0 million for use in 2027
▪Voluntary contributions to community products of $5.5 million, including a supplemental voluntary contribution to AHP of $0.5 million

Statements of Income

FHLBank’s net income totaled $89.5 million for the first quarter of 2026, compared to $120.1 million for the same prior-year period. The $30.6 million decrease in net income was driven primarily by the following:
▪Net interest income was $133.2 million for the first quarter of 2026, a decrease of $39 million from $172.2 million during the same prior-year period.
–Interest income was $798.9 million for the first quarter of 2026, compared to $1,198.0 million in the same prior-year period. This decrease was driven by lower average advances and lower average short-term interest rates.
–Interest expense was $665.7 million for the first quarter of 2026, compared to $1,025.8 million in the same prior-year period. This decrease was the result of lower average consolidated obligations and lower average short-term interest rates.
▪Noninterest income was $1.2 million for the first quarter of 2026, compared to $0.0 million in the same prior-year period.
▪Other expense was $28.1 million for the first quarter of 2026, compared to $30.9 million in the same prior-year period. This $2.8 million decrease was due primarily to lower assessments from the Finance Agency and the Office of Finance.
▪Voluntary contributions to community products were $5.5 million, including a supplemental voluntary contribution to AHP of $0.5 million for the first quarter of 2026, a decrease of $1.5 million compared to $7.0 million in the same prior-year period. FHLBank anticipates making voluntary contributions of at least 5% of the prior year's pre-assessment net income to voluntary community investment products, a commitment target of at least $25.8 million.
▪Statutory AHP assessments were $10.0 million as a result of first quarter 2026 earnings, compared to $13.4 million in the same prior-year period.

Statements of Condition

At March 31, 2026, total assets were $83.8 billion, compared with $73.3 billion at December 31, 2025. The increase was primarily due to an increase in advances, which totaled $46.5 billion at March 31, 2026, compared to $36.8 billion at year-end 2025. Demand for advances continues to fluctuate based on members’ liquidity management practices, which are influenced by their loan demand, deposit balances and investment activities.

Total capital at March 31, 2026, was $5.1 billion, compared to $4.6 billion at December 31, 2025, including retained earnings of $2.3 billion at March 31, 2026, compared to $2.2 billion at December 31, 2025. At March 31, 2026, FHLBank remained in compliance with all regulatory capital requirements.

Quarterly Dividends

The Board of Directors declared a dividend on subclass B1 (membership) stock equal to an annual yield of 4.85% and a dividend on subclass B2 (activity) stock equal to an annual yield of 9.5%. Dividends paid will be calculated on stockholders’ average balances during the period January 1, 2026, to March 31, 2026, and be credited to stockholders’ accounts on April 24, 2026.

The table presents the annualized dividend rate paid over eight quarters, including the dividend to be paid April 24, 2026; these dividends are based on stockholders' average balances for the previous quarter.

Note: "Fed Funds rate" refers to the average effective federal funds rate during the period in which the dividend rates were calculated.

Detailed financial information about the first quarter 2026 results will be available in FHLBank's Quarterly Report on Form 10-Q, which FHLBank anticipates filing no later than May 13, 2026.

About FHLBank Pittsburgh

FHLBank Pittsburgh provides reliable funding and liquidity to its member financial institutions, which include commercial and savings banks, community development financial institutions, credit unions and insurance companies in Delaware, Pennsylvania and West Virginia. FHLBank products and resources help support community lending, housing and economic development. As one of 11 Federal Home Loan Banks established by Congress, FHLBank has been an integral and reliable part of the financial system since 1932. Learn more by visiting www.fhlb-pgh.com.

This document contains “forward-looking statements” - that is, statements related to future, not past, events. In this context, forward-looking statements often address FHLBank’s expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain and involve risk.

Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, economic and market conditions including but not limited to real estate, credit and mortgage markets; volatility of market prices, rates and indices related to financial instruments including but not limited to investments and contracts; the occurrence of man-made or natural disasters, endemics, global pandemics, climate change, conflicts or terrorist attacks, or other geopolitical events; political events, including legislative, regulatory, litigation, or judicial events or actions, including those relating to environmental, social, and governance matters; risks related to mortgage-backed securities; changes in the assumptions used to estimate credit losses; changes in FHLBank’s capital structure; changes in FHLBank’s capital requirements; changes in expectations regarding FHLBank’s payment of dividends; membership changes; changes in the demand by FHLBank members for FHLBank advances; an increase in advance prepayments; competitive forces, including the availability of other sources of funding for FHLBank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; disruptions in the capital markets; changes in the Federal Home Loan Bank System’s debt rating or FHLBank’s rating; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other Federal Home Loan Banks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; applicable FHLBank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; FHLBank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cybersecurity risks; and timing and volume of market activity. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the Securities and Exchange Commission, which are available at www.sec.gov. Forward-looking statements speak only as of the date made and FHLBank has no obligation, and does not undertake publicly, to update or revise any forward-looking statement for any reason.

Unaudited Condensed Statements of Condition and Income
(in millions)

Condensed Statement of Condition	March 31, 2026	December 31, 2025
ASSETS:
Cash and due from banks	$30.9	$32.6
Investments	31,257.0	30,518.6
Advances	46,477.8	36,820.0
Mortgage loans held for portfolio, net	5,314.5	5,220.3
All other assets	758.6	725.7
Total assets	$83,838.8	$73,317.2

LIABILITIES:
Consolidated obligations	$77,237.2	$67,492.3
All other liabilities	1,504.4	1,253.3
Total liabilities	78,741.6	68,745.6

CAPITAL:
Capital stock	$2,780.7	$2,292.2
Retained earnings	2,284.5	2,245.7
Accumulated other comprehensive income (loss)	32.0	33.7
Total capital	5,097.2	4,571.6
Total liabilities and capital	$83,838.8	$73,317.2

	For the three months ended March 31,
Condensed Statement of Income	2026	2025
Total interest income	$798.9	$1,198.0
Total interest expense	665.7	1,025.8
Net interest income	133.2	172.2

Provision (reversal) for credit losses	1.3	0.8
Gains (losses) on investments	(0.6)	2.4
Gains (losses) on derivatives and hedging	(7.4)	(11.9)
Other income	9.2	9.5
Other expense	28.1	30.9
Voluntary contributions	5.5	7.0
Income before assessments	99.5	133.5

AHP assessment	10.0	13.4
Net income	$89.5	$120.1

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